Exhibit 23.4

Consent of Independent Auditors

We hereby consent to the use in the Registration Statements on Form S-3 (File Numbers 333-125987, 333-136869 and 333-148813) of our report dated March 24, 2008 relating to the financial statements of The Chicago Properties which appears in this Form 10-K/A.

/s/ Tauber & Balser, P.C.
Tauber & Balser, P.C.
Atlanta, Georgia
March 31, 2008